Exhibit 10.11

                                PROMISSORY NOTE


$1,000,000.00                                                      July 27, 1995


          FOR VALUE RECEIVED, Integrated Medical Systems, Inc., a Colorado corporation ("Maker"), does hereby promise to pay to the order of Eli Lilly and Company, an Indiana corporation ("Payee"), on July 1, 1996, or such earlier date as payment may become due pursuant to the terms hereof (the "Maturity Date"), the sum of One Million Dollars ($1,000,000), with interest computed from the date hereof on the unpaid principal sum from time to time outstanding at a rate of ten percent (10%) per annum except that if any portion of the principal or interest payable hereunder shall not be paid on the Maturity Date, the interest rate from and after the Maturity Date shall be 12%. Payee, as holder of this Note, and any subsequent holder of this Note, is sometimes hereinafter referred to as "Holder." Principal and interest shall be payable in money of the United States of America that at the time is legal tender for the payment of public and private debts.

          This Note is executed and delivered together with a certain Security Agreement, dated as of the date hereof, between Maker and Payee (the "Security Agreement") and a certain Pledge Agreement, dated as of the date hereof, between Maker and Payee (the "Pledge Agreement"), which secure the obligations of Maker under this Note. In the event of a Default (as hereinafter defined) under this Note, Holder shall be entitled to enforce its rights and shall have recourse against the Maker in accordance with the terms of this Note and applicable law and Holder shall be entitled to enforce its rights against the Collateral (as defined in the Security Agreement) and the Pledged Collateral (as defined in the Pledge Agreement) and shall have recourse against Maker as described in the Security Agreement and the Pledge Agreement.

          The indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent set forth in clauses (i) to (iv) of this paragraph, to all principal and interest on all indebtedness of Maker for borrowed money outstanding on the date hereof and listed on Schedule 1 hereto. Such indebtedness of Maker to which this Note is subordinate and junior is referred to as "Senior Debt."

            (i) Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

           (ii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceeding, or any receivership proceedings in connection therewith, relative to Maker or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Maker, whether or not involving insolvency or bankruptcy proceedings, then all principal and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. In any of the proceedings referred to in the first sentence of this clause (ii), any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided, however, that:

               (a) in the event that payment or delivery of such cash, property, stock or obligations to the Holder is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

               (b) no such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal by Maker, as reorganized, or by the corporation succeeding to Maker or acquiring its property and assets, if

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

          such stock or obligations are subordinate and junior at least to the extent provided in this paragraph to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

          (iii) Maker shall not make any payment of principal or interest on this Note during the continuance of any default in the payment of principal of or interest on any Senior Debt.

           (iv) The provisions of this paragraph are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and Holder, on the other hand, and as between Maker and the Holder, nothing herein shall impair the obligation of Maker, which is unconditional and absolute, to pay to the Holder the principal of and any interest on this Note, in accordance with its terms, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, under this paragraph, of holders of Senior Debt in respect of cash, property, stock, or other securities received upon the exercise of such remedies.

          This Note may be prepaid, at any time or from time to time, in whole or in part, without penalty, at the option of Maker.

          Upon the happening of any Default of Maker, the entire unpaid balance of the amount owed by Maker under this Note, together with interest accrued thereon, shall become immediately due and payable. Each of the following shall constitute a "Default" of Maker:

(i) failure of Maker to make any payment of principal or interest when due hereunder;

(ii) default by Maker in the performance or observance of any covenant or agreement, or breach by Maker of any representation or warranty, contained (x) herein, in the Security Agreement or in the Pledge Agreement, (y) in paragraphs 8, 9, 10, 11 or 12 of the term sheet dated June 12, 1995 between Payee and Maker relating to an acquisition of Maker by Payee (the "Term Sheet"), or (z) in the definitive agreement contemplated by the Term Sheet; provided that in the case of
                                                    --------
          any default or breach under clause (y) or (z), if such default or breach is reasonably capable of cure by Maker, then such default or breach shall not be a Default hereunder

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

          unless such default or breach has not been cured by 12:00 noon, New York City time, on the tenth business day after written notice of such default or breach is provided by Holder to Maker in the manner specified below;

(iii) any default by Maker in respect of any obligation to pay principal under, or any acceleration of any right to payment under, any Senior Debt.

(iv) Maker purporting to assign any of its obligations under this Note to any person or entity without the prior written consent of Holder;

(v) Maker (a) admits in writing its inability generally to pay its debts as they become due; (b) files a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy" ("Title 11"); (c) petitions or applies to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets; or (d) commences any proceeding relating to it under any other bankruptcy, reorganization, arrangement, readjustment or debt, receivership, dissolution, liquidation or similar law or statute of any jurisdiction (domestic or foreign), whether now or hereafter in effect, or any other procedure for the relief of financially distressed debtors;

(vi) commencement against Maker of an involuntary case under Title 11 and an order for relief under Title 11 is entered or the petition is controverted but is not dismissed within 60 days after the commencement of the case; or

(vii) commencement against Maker of any proceeding under any other applicable federal or state bankruptcy, insolvency or other similar law seeking the appointment of a receiver, liquidator, assignee, trustee, sequestrator, agent or custodian (or other similar official) of it or any substantial part of its property, and relief against it is ordered in such proceeding or such proceeding remains undismissed for a period of 60 days or more.

          In the event an attorney at law or other agent is retained for collection of this Note after any Default of Maker, in addition to principal and interest, Holder shall be entitled to collect all reasonable costs of collection, including but not limited to, reasonable attorneys' fees and

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

costs, incurred in connection with any of Holder's collection efforts, whether or not suit on this Note is filed, and all such costs and expenses shall be payable by Maker on demand and also shall be secured by all other collateral at any time held by Holder as security for Maker's obligations to Holder.

          No failure on the part of Holder to exercise any right or remedy hereunder with respect to Maker, whether before or after the happening of a Default, shall constitute waiver of any future Default or any other Default. No failure to accelerate the debt of Maker evidenced hereby by reason of a Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of the debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Maker hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be modified orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

          Any notice provided to Maker hereunder shall be sent (and shall be deemed given on the date sent) by facsimile (and confirmed by mailing by first class mail) as follows:

          Integrated Medical Systems, Inc.
          15000 West 6th Avenue, Suite 400
          Golden, Colorado  80401
          Fax No.: (303) 271-7998

or to such other facsimile number and address as Maker shall provide in writing to Holder for purposes of notices hereunder.

          This Note is binding upon Maker's successors and permitted assigns, shall inure to the benefit of Holder, its successors and assigns and shall be governed by and construed in accordance with laws of the State of New York.

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

          IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.

                                          INTEGRATED MEDICAL SYSTEMS, INC.


                                               /s/ Charles I. Brown
                                          --------------------------------------
                                          Name: CHARLES I. BROWN
                                          Title: EXECUTIVE VICE PRESIDENT
                                                 CHIEF FINANCIAL OFFICER

                                  Schedule 1
                                      to
                                Promissory Note

                                  Senior Debt
                                  -----------

Creditor                                            Amount
--------                                            ------

First National Bank of Wyoming                      $1,000,000

Prime Leasing Corporation                              120,013

CHCN Partners                                           30,112

NEC/XEROX (Long Term Debt)                             135,404

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